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                                                                     Exhibit 5.1

                                 April 12, 2002

Board of Directors
XM Satellite Radio Holdings Inc.
1500 Eckington Place, N.E.
Washington, D.C. 20002


Members of the Board of Directors:

          We are acting as special counsel to XM Satellite Radio Holdings Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-3, as amended (File No. 333-47570) (the "Shelf Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") relating to the proposed public offering of up to $500,000,000 in aggregate amount of one or more classes or series of the Company's securities, which securities may be offered and sold by the Company from time to time as set forth in a prospectus and one or more supplements thereto, all of which form a part of the Registration Statement (as defined below).

          This opinion letter is rendered in connection with the public offering of up to 15,395,050 shares of the Company's Class A common stock, par value $.01 per share (the "Shares"), as described in the Prospectus Supplement (as defined below) to the Registration Statement. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

     1.   An executed copy of the Shelf Registration Statement.

     2. The Prospectus Supplement dated April 12, 2002 (the "Prospectus Supplement"), the Current Report on Form 8-K dated April 12, 2002 and the Prospectus dated October 25, 2000.

     3. The Order of the Commission declaring the Shelf Registration Statement effective on November 1, 2000.

     4. Memorandum to file regarding telephonic confirmation from the staff of the Commission of the effectiveness of the Shelf Registration Statement.

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Board of Directors
XM Satellite Radio Holdings Inc.
April 12, 2002
Page 2

     5. The Registration Statement on Form S-3 (No. 333-85804), as filed with the Commission on April 8, 2002, effective upon filing pursuant to Rule 462(b) under the Securities Act (the "462(b) Registration Statement" and, together with the Shelf Registration Statement, the "Registration Statement").

     6. The Restated Certificate of Incorporation of the Company with amendments thereto, as certified by the Secretary of State of the State of Delaware on April 8, 2002 and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

     7. The Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

     8. The proposed form of Underwriting Agreement among the Company and Morgan Stanley & Co., Incorporated, Merrill Lynch, Pierce, Fenner & Smith, Credit Suisse First Boston Corporation and Deutsche Bank Securities Inc., filed as Exhibit 1.1 to the Company's Current Report on Form 8-K dated the date hereof (the "Underwriting Agreement").

     9. Certain resolutions of the Board of Directors of the Company adopted at meetings held on September 7, 2000 and April 5, 2002 and of the Pricing Committee of the Board of Directors of the Company adopted at a meeting held on April 11, 2002 as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to, among other things, authorization of the Registration Statement and the issuance and sale of the Shares and arrangements in connection therewith.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

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Board of Directors
XM Satellite Radio Holdings Inc.
April 12, 2002
Page 2


          Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) execution and delivery by the Company of the Underwriting Agreement, (ii) issuance of the Shares pursuant to the terms of the Underwriting Agreement, and (iii) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors, or a Pricing Committee thereof, referred to above, the Shares will be validly issued, fully paid, and nonassessable.

          This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company's Current Report on Form 8-K filed the date hereof and to the reference to this firm under the caption "Legal Matters" in the Prospectus Supplement constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                               Very truly yours,

                                               /s/ Hogan & Hartson L.L.P.

                                               HOGAN & HARTSON L.L.P.